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                                                       Exhibit 24




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 (FILE No. 33-49472) of our report dated
February 1, 1994, on audits of the consolidated financial statements and schedules of GENICOM Corporation and subsidiaries, which report appears on page F-2 of this Form 10-K.





Coopers & Lybrand

Washington, D.C.
March 31, 1994



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